12b-1 Schedule – CFVST II

Schedule A

Effective July 1, 2022

Funds	Classes
	Class 2	Class 3	Class 4
Columbia Funds Variable Series Trust II
Columbia Variable Portfolio – Balanced Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Commodity Strategy Fund	Class 2	—	—
Columbia Variable Portfolio – Disciplined Core Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Dividend Opportunity Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Emerging Markets Bond Fund	Class 2	—	—
Columbia Variable Portfolio – Emerging Markets Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Global Strategic Income Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Government Money Market Fund	Class 2	Class 3	—
Columbia Variable Portfolio – High Yield Bond Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Income Opportunities Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Intermediate Bond Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Large Cap Growth Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Large Cap Index Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Limited Duration Credit Fund	Class 2	—	—
Columbia Variable Portfolio – Overseas Core Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Select Large Cap Equity Fund	Class 2	—	—
Columbia Variable Portfolio – Select Large Cap Value Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Select Mid Cap Growth Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Select Mid Cap Value Fund	Class 2	Class 3	—
Columbia Variable Portfolio – Select Small Cap Value Fund	Class 2	Class 3	—
Columbia Variable Portfolio - Seligman Global Technology Fund	Class 2	—	—
Columbia Variable Portfolio - U.S. Government Mortgage Fund	Class 2	Class 3	—
CTIVP® – American Century Diversified Bond Fund	Class 2	—	—
CTIVP® – BlackRock Global Inflation-Protected Securities Fund	Class 2	Class 3	—
CTIVP® – CenterSquare Real Estate Fund	Class 2	—	—
CTIVP® – MFS® Value Fund	Class 2	—	—
CTIVP® – Morgan Stanley Advantage Fund	Class 2	—	—
CTIVP® – Principal Blue Chip Growth Fund	Class 2	—	—
CTIVP® – T. Rowe Price Large Cap Value Fund	Class 2	—	—
CTIVP® – TCW Core Plus Bond Fund	Class 2	—	—
CTIVP® – Victory Sycamore Established Value Fund	Class 2	Class 3	—
CTIVP® – Westfield Mid Cap Growth Fund	Class 2	—	—
Variable Portfolio – Aggressive Portfolio	Class 2	—	Class 4
Variable Portfolio – Conservative Portfolio	Class 2	—	Class 4
Variable Portfolio – Managed Volatility Moderate Growth Fund	Class 2	—	—
Variable Portfolio – Moderate Portfolio	Class 2	—	Class 4
Variable Portfolio – Moderately Aggressive Portfolio	Class 2	—	Class 4
Variable Portfolio – Moderately Conservative Portfolio	Class 2	—	Class 4
Variable Portfolio – Partners Core Bond Fund	Class 2	—	—
Variable Portfolio – Partners Core Equity Fund	Class 2
Variable Portfolio – Partners International Core Equity Fund	Class 2
Variable Portfolio – Partners International Growth Fund	Class 2
Variable Portfolio – Partners International Value Fund	Class 2
Variable Portfolio – Partners Small Cap Growth Fund	Class 2	—	—
Variable Portfolio – Partners Small Cap Value Fund	Class 2	Class 3	—

12b-1 Schedule – CFVST II

Fee Schedule

The maximum fee for services under this Plan and Agreement shall be the lesser of the amount of expenses eligible for reimbursement (including any unreimbursed expenses) or a rate equal on an annual basis to the percentage of the average daily net assets of the Fund attributable to the applicable class as set forth in the table below (the “Lesser of Methodology”). The Lesser of Methodology shall be determined and applied on a quarterly basis by computing the amount of actual fees and expenses accrued during the prior quarter (for each share class of each Fund) that were eligible to be paid under Section 3 of the Plan (i.e., the “expenses eligible for reimbursement”) and comparing that amount to the flat rate for the applicable Class. If the flat rate exceeds the expenses eligible for reimbursement, then, based on the Lesser of Methodology, the maximum 12b-1 fee amount accrued for such Class is applied on a going forward basis to reflect the actual amount of expenses eligible for reimbursement for the prior quarter. This determination and calculation is re-applied each subsequent quarter. The frequency of application of the methodology (currently, quarterly) may be revised by the Distributor at any time, after consultation with the Board.

Class	Fee
Class 2	0.25%
Class 3	0.125%
Class 4	0.25%

Payments under the Plan and Agreement shall be made within five (5) business days after the last day of each month. At the end of each calendar year, Columbia Management Investment Distributors shall furnish a declaration setting out the actual expenses it has paid and accrued. Any money that has been paid in excess of the amount of these expenses shall be returned to the Funds.

12b-1 Schedule – CFVST II

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A as of June 23, 2022.

COLUMBIA FUNDS VARIABLE SERIES TRUST II

By:	/s/ Daniel J. Beckman
Name:	Daniel J. Beckman
Title:	President

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Scott E. Couto
Name:	Scott E. Couto
Title:	President